UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

Caterpillar Financial Services Corporation

(Exact name of Registrant as specified in its charter)

0-13295

(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Address of principal executive offices, with zip code)

(615) 341-1000

(Registrant's telephone number, including area code)

Item 5. Other Events

Kenneth C. Springer, currently Controller for Caterpillar Financial Services Corporation (CFSC,) has accepted a special assignment reporting to a vice president of the Registrant. Replacing Mr. Springer as CFSC Controller will be Steven R. Elsesser, who has held various accounting assignments at Caterpillar Inc. (including Caterpillar Inc.'s subsidiaries). The moves will occur effective April 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation
Date: April 1, 2003	By:/s/ R. Clay Thompson
R. Clay Thompson
Secretary